                                                           EXHIBIT 10.14

                               EXCHANGE AGREEMENT

                 EXCHANGE AGREEMENT, dated as of April 22, 1996 (the "AGREEMENT"), by and among Loral Space & Communications Ltd., a Bermuda company which is the successor-in-interest to Loral Space & Communications, Inc., a Delaware corporation ("SPACECOM"), Lockheed Martin Corporation, a Maryland corporation ("LMC"), and Loral Corporation, a New York corporation ("LORAL").





                                R E C I T A L S:



                 WHEREAS, each of Loral, LMC, and LAC Acquisition Corporation, a New York corporation ("LAC"), are parties to that certain Agreement and Plan of Merger, dated as of January 7, 1996, as amended (the "MERGER AGREEMENT");

                 WHEREAS, Loral, LMC, SpaceCom and certain affiliates of SpaceCom are parties to the Restructuring, Financing and Distribution Agreement dated as of January 6, 1996, as amended (the "DISTRIBUTION AGREEMENT");

                 WHEREAS, concurrently with the consummation of the Distribution (as defined in the Distribution Agreement), Loral and SpaceCom will enter into the Stockholders Agreement (as defined in the Distribution Agreement; for purposes of this Agreement, the "SPACECOM STOCKHOLDERS AGREEMENT");

                 WHEREAS, immediately following the Distribution, Loral will own all of the issued and outstanding shares of Series A Non-Voting Convertible Preferred Stock of SpaceCom (the "SPACECOM PREFERRED SHARES"), which, subject to certain conditions set forth in the Certificate of Designation of the SpaceCom Preferred Shares and the SpaceCom Stockholders Agreement, are convertible into shares of SpaceCom common stock, $.0l par value per share (the "SPACECOM COMMON STOCK"; collectively, the SpaceCom Preferred Shares and the SpaceCom Common Stock are the "SPACECOM SECURITIES");

                 WHEREAS, immediately following the Distribution, SpaceCom will own all of the issued and outstanding common stock, $.0l par value per share (the "SS/L BERMUDA COMMON STOCK"), of SS/L (Bermuda) Ltd., a Bermuda company ("SS/L BERMUDA");

                 WHEREAS, immediately following the Distribution all of the issued and outstanding shares of Series S Preferred Stock (as defined below) of SS/L Bermuda will be owned by Lehman Brothers Capital Partners, II, L.P., Lehman Brothers Merchant Banking Portfolio Partnership, L.P., Lehman Brothers Offshore Investment Partnership, L.P. and Lehman Brothers Offshore Investment Partnership-Japan L.P. (collectively, the "LEHMAN PARTNERSHIPS");

                 WHEREAS, immediately following the Distribution, SpaceCom, SS/L Bermuda and the Lehman Partnerships will be parties to the Second Amended and Restated Agreement dated as of November 13, 1992, as amended as of April 22, 1996 (the "SS/L BERMUDA STOCKHOLDERS AGREEMENT");

                 WHEREAS, pursuant to Sections 2.9, 2.10 and 5.4 of the SS/L Bermuda Stockholders Agreement, the Lehman Partnerships have, under certain circumstances and subject to certain conditions, the right to require SS/L to purchase from the Lehman Partnerships all of the Series S Preferred Stock;

                 WHEREAS, immediately following the Distribution, each of SS/L Bermuda, Aerospatiale Societe Nationale Industrielle, Alcatel Espace, Daimler-Benz Aerospace A.G. and Finmeccanica S.p.A. (collectively, the "STRATEGIC PARTNERS") will own shares of common stock, $.10 par value per share ("SS/L COMMON STOCK"), of Space Systems/Loral, Inc., a Delaware corporation ("SS/L");

                 WHEREAS, SpaceCom, SS/L Bermuda and SS/L intend to enter into an agreement with the Strategic Partners to amend that certain Stockholders Agreement, dated as of April 22, 1991, as amended November 2, 1992 (as amended by such contemplated amendment, the "SS/L STOCKHOLDERS AGREEMENT");

                 WHEREAS, pursuant to Section 4.4 of the SS/L Stockholders Agreement each of the Strategic Partners has, under certain circumstances and subject to certain conditions, the right to require SS/L to purchase from the Strategic Partner shares of SS/L Common Stock beneficially owned by the Strategic Partner (the "STRATEGIC PARTNER PUT RIGHTS");

                 WHEREAS, if SpaceCom acquires any of the ownership interests of the Lehman Partnerships or the Strategic Partners in SS/L Bermuda or SS/L, respectively, SpaceCom's direct or indirect ownership interest in SS/L will increase;

                 WHEREAS, while each of the parties hereto believe that an increase in the ownership by SpaceCom of SS/L would be entirely consistent with all applicable law and policies of the Antitrust Authorities (as defined in Section 2.1(a)), the parties have agreed to enter into this Agreement to provide for any contingencies that may hereinafter arise;

                 NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, LMC, Loral and SpaceCom agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 GENERAL. For convenience and brevity, certain terms used in various parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred to):

                 "CHANGE OF CONTROL" has, with respect to the Lehman Put Rights, the meaning assigned to the term in the SS/L Bermuda Stockholders Agreement and has, with respect to the Strategic Partner Put Rights, the meaning assigned to that term in the SS/L Stockholders Agreement.

                 "CLOSING MARKET PRICE" for each day for any publicly traded security means the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the publicly traded security are listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the shares of the publicly traded security are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing, bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by LMC for such purpose.

                 "DISTRIBUTION DATE" has the meaning assigned to that term in the Distribution Agreement.

                 "EXERCISE" means (i) the valid exercise by the Lehman Partnerships of the Lehman Put Rights or by a Strategic Partner of the Strategic Partner Put Rights for reasons unrelated to a Change of Control other than the Change of Control resulting from the consummation of the Offer (as defined in the Merger Agreement) and/or (ii) the repurchase of SS/L Securities from the Lehman Partnerships by SpaceCom, SS/L Bermuda or SS/L otherwise than pursuant to an exercise of the Lehman Put Rights.

                 "FAIR MARKET VALUE" means (i) with respect to any publicly traded security, the average of the Closing Market Prices of such security for the 10 consecutive trading days ended immediately before the date of the Requirement Notice, and (ii) with respect to a security not publicly traded, the fair market value, as of the date of the Requirement Notice, determined as if the Company whose security is being valued were to be sold in its entirety with a reasonable amount of time available to negotiate and consummate such sale; provided, that for purposes of clauses (i) and (ii) of this definition, the Fair Market Value of SpaceCom Preferred Shares shall be deemed to be equal to the Fair Market Value of SpaceCom Common Stock into which they are convertible.

                 "GTL" means Globalstar Telecommunications Limited, a company organized under the laws of Bermuda.

                 "GTL COMMON STOCK" means the common stock, $1.00 par value per share, of GTL.

                 "LEHMAN PUT RIGHTS" means the rights of the Lehman Partnerships to require SpaceCom, SS/L, SS/L Bermuda or any affiliate of SpaceCom to purchase SS/L Securities beneficially owned by the Lehman Partnerships pursuant to Sections 2.9, 2.10 or 5.4 of the SS/L Bermuda Stockholders Agreement as in effect on the date hereof or as such agreement may be amended from time to time hereafter with respect to (i) the conditions precedent to the Lehman Partnerships' right to require the repurchase of the SS/L Securities, (ii) the times at which such repurchase must occur and (iii) the number of shares of SS/L Securities required to be sold in connection with the exercise of any such rights.

                 "OWNERSHIP INCREASE" means any increase in the beneficial ownership of equity securities of SS/L, or, as the context shall require, any binding agreement (an "OWNERSHIP INCREASE AGREEMENT") to enter into a transaction or series of transactions that would result in such an increase.

                 "REQUIREMENT NOTICE" has the meaning set forth in Section 3.2 hereof.

                 "SERIES S PREFERRED STOCK" means the shares of Series S Redeemable Preferred Stock, par value $.0l per share, of SS/L Bermuda.

                 "SS/L SECURITIES" means equity securities of either SS/L Bermuda or SS/L.

                 "STRATEGIC PARTNER PUT RIGHTS" means the rights of a Strategic Partner to require SpaceCom, SS/L, SS/L Bermuda or any affiliate of SpaceCom to purchase SS/L Securities beneficially owned by the Strategic Partner pursuant to Section 4.4 of the SS/L Stockholders Agreement as in effect on the date hereof or as such agreement may be amended from time to time hereafter with respect to (i) the conditions precedent to the Strategic Partner's right to require the repurchase of the SS/L Securities, (ii) the times at which such repurchase must occur and (iii) the number of shares of SS/L Securities required to be sold in connection with the exercise of any such rights.

               "TRANSFERRED SHARES" has the meaning set forth in Section 3.1(a) hereof.

                                   ARTICLE II

                         ANTITRUST APPROVAL AND REVIEW

                 SECTION 2.1  ANTITRUST APPROVAL.

                 (a) The parties acknowledge and agree that an Ownership Increase could result in a requirement on the part of SS/L, SpaceCom and other parties to abide by a waiting period imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and to make certain filings required thereunder, and could otherwise be subject to approval by the relevant governmental or supragovernmental antitrust authorities of the United States or the European Community (the "ANTITRUST AUTHORITIES"). Any such approval with respect to an Ownership Increase resulting from an Exercise and the lapse or early termination of the HSR Act waiting period with respect thereto is hereinafter referred to as an "APPROVAL".

                 (b) SpaceCom agrees that it shall not seek Approval unless it shall have received the prior written opinion of Willkie Farr & Gallagher (and/or such other counsel reasonably acceptable to LMC) that absent such Approval, the Ownership Increase would constitute a violation of law (the "OPINION").

                 SECTION 2.2  ANTITRUST REVIEW.

                 (a) SpaceCom will give LMC prompt written notice of any Ownership Increase resulting from an Exercise and a copy of any Opinion received in connection therewith.

                 (b) Following delivery of the Opinion to LMC, LMC and SpaceCom will (i) take promptly all actions necessary to make the filings required of LMC, SpaceCom or any of their affiliates necessary to obtain the Approval, (ii) comply at the earliest practicable date with any request from the Antitrust Authorities for additional information or documentary material related to the Ownership Increase, and (iii) cooperate in connection with any filing required by the Antitrust Authorities in connection with the Approval and in connection with resolving any investigation or other inquiry commenced by the Antitrust Authorities concerning the Ownership Increase.

                 (c) In furtherance and not in limitation of the covenants of LMC and SpaceCom contained in Section 2.2(b) hereof, LMC and SpaceCom shall each use reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Ownership Increase. SpaceCom shall use its reasonable efforts to obtain the Approval without the Approval being conditioned upon a change in LMC's ownership interest in SpaceCom, including, without limitation, SpaceCom's agreeing to reasonable alternative conditions or proposals of the Antitrust Authorities not involving any change in LMC's ownership interest in SpaceCom; provided, that SpaceCom shall not be required to take any action or agree to any alternative conditions or proposals that would have a material adverse effect on SpaceCom.

LMC will, and will cause its subsidiaries, to use reasonable efforts to assist SpaceCom in obtaining the Approval without the Approval being conditioned upon any change in LMC's ownership interest in SpaceCom including, without limitation, agreeing to reasonable alternative conditions or proposals of the Antitrust Authorities not involving any reduction in LMC's ownership of SpaceCom Securities; provided that LMC shall not be required to take any action, or agree to any alternative conditions or proposals, that could, in the reasonable judgment of LMC, have a material adverse effect on LMC's investment in SpaceCom.

                                  ARTICLE III

                                    EXCHANGE

                 SECTION 3.1  EXCHANGE.

                 (a) If, following an Ownership Increase resulting from an Exercise and receipt of the Opinion, an Antitrust Authority requires as a condition to the Approval that the indirect ownership interest of LMC in SS/L be reduced below the indirect ownership interest that would otherwise result from the Ownership Increase (the "ANTITRUST REQUIREMENT"), then LMC shall be required to transfer to SpaceCom shares of SpaceCom Securities beneficially owned by LMC as specified in Section 3.1(c) hereof in exchange for shares of GTL Common Stock; provided, however, that no such transfer shall be required if the transactions contemplated by an Ownership Increase Agreement are not completed.

                 (b) SpaceCom shall provide prompt written notice of the Antitrust Requirement to LMC and shall include therein reasonable evidence of the Antitrust Requirement (the "REQUIREMENT NOTICE").

                 (c) The number of shares of SpaceCom Securities to be transferred by or on behalf of LMC (the "TRANSFERRED SHARES") shall be the minimum number of shares necessary to reduce LMC's indirect ownership interest in SS/L to the maximum ownership interest therein permitted by the Antitrust Authorities as a condition necessary to the Approval; it being understood that nothing in this Agreement will require LMC to reduce its fully-diluted ownership interest in SpaceCom below 20% unless, prior to such reduction, appropriate modification of Section 1.4 of the SpaceCom Stockholders Agreement shall have been made that preserves the economic benefits to Loral of the option contained in such Section 1.4. The number of shares of GTL Common Stock to be delivered to LMC in exchange for the Transferred Shares shall be a number of shares of GTL Common Stock having a Fair Market Value equal to the Fair Market Value of the Transferred Shares.

                 (d) Notwithstanding the provisions of Section 3.1(a) hereof, SpaceCom shall not be required to deliver shares of GTL Common Stock to LMC as required thereunder if an Antitrust Authority from which Approval is requested, as a condition to the Approval, prohibits the exchange of GTL Common Stock for the Transferred Shares. In such event, in lieu of transferring GTL Common Stock to LMC in exchange for the Transferred Shares,

SpaceCom shall pay LMC, upon surrender and transfer of the Transferred Shares to SpaceCom, cash in an amount equal to the greater of (i) the Fair Market Value of the Transferred Shares and (ii) the original purchase price of the Transferred Shares, increased at the rate of 10% per annum, compounded annually, from the date of the consummation of the Offer (as defined in the Merger Agreement) through the date of the transfer of the Transferred Shares to SpaceCom. The parties agree that for the purposes of this Section 3.1(d) the aggre-gate original purchase price of the SpaceCom Securities owned beneficially by LMC on the Distribution Date is $344 million.

                 SECTION 3.2 DETERMINATION OF CONSIDERATION. Following receipt of the Requirement Notice by LMC, each of LMC and SpaceCom will use their reasonable efforts to reach an agreement on the number of shares of GTL Common Stock to be transferred, or the amount of cash to be paid, as the case may be, pursuant to Section 3.1(c) hereof, to LMC in exchange for the Transferred Shares. If, within 10 business days after the date of delivery of the Requirement Notice, LMC and SpaceCom cannot agree on the number of shares of GTL Common Stock or amount of cash, as the case may be, to be received by LMC in consideration of the Transferred Shares pursuant to Section 3.1 hereof (the "CONSIDERATION"), then the Consideration shall be determined by such nationally recognized investment bank as LMC and SpaceCom shall jointly select (the "DESIGNATED INVESTMENT BANK"). LMC and SpaceCom shall use their best efforts to cause the determination of the Consideration by the Designated Investment Bank to be completed in five business days if SpaceCom Securities and GTL Common Stock are both publicly traded securities and otherwise in 60 days, in each case, after the date of engagement of the Designated Investment Bank. The determination of the Designated Investment Bank shall be final and binding on the parties hereto. One-half of the fees and expenses of the Designated Investment Bank shall be paid by each of LMC and SpaceCom.

                 SECTION 3.3 NEW REGISTRATION RIGHTS. If the Consideration is shares of GTL Common Stock, then on or before the date the Consideration is received by LMC, SpaceCom shall cause GTL to enter into an agreement with LMC and Loral providing for LMC and Loral to have registration rights with respect to all of the shares of GTL Common Stock received in exchange for the Transferred Shares, the terms of which shall be substantially identical to the registration rights of Loral with respect to the SpaceCom Securities set forth in Article III of the SpaceCom Stockholders Agreement; provided, that the minimum number of shares and minimum value of shares of GTL Common Stock required to be included in any registration shall be adjusted in direct proportion to the difference, if any, in the market capitalization of GTL as compared to the market capitalization of SpaceCom, on the date of the Requirement Notice.

                 SECTION 3.4 CLOSING OF EXCHANGE. The closing with respect to the exchange of the Transferred Shares for the Consideration pursuant to
Article III hereof shall be on a mutually determined closing date which shall be the later of a date not more than 15 days after (i) the date on which LMC and SpaceCom agree on the Consideration or, if applicable, the Designated Investment Bank determines the Consideration and (ii) the consummation of the transactions resulting in the Ownership Increase. The closing shall be held at 10:00 a.m., local time, at the principal office of SpaceCom, or at such other time or place as LMC and SpaceCom mutually agree. On such closing date, LMC and, if applicable, SpaceCom shall deliver (i) certificates representing the shares of SpaceCom Securities and, if applicable, GTL Common Stock, respectively, which shares shall be free and clear of any lien, claim or encumbrance, and in the case of the GTL Common Stock, shall be validly issued, fully paid and non-assessable, and (ii) such instruments of transfer and evidence of ownership and authority as the other party may reasonably request. In the event the Consideration is cash, then SpaceCom shall pay the Consideration to LMC by wire transfer of immediately available funds no later than 2:00 p.m. on the closing date to the account designated by LMC prior to such closing date.

                                   ARTICLE IV

                                 MISCELLANEOUS

                 SECTION 4.1 ENTIRE AGREEMENT. This Agreement, the Distribution Agreement and the SpaceCom Stockholders Agreement (including the schedules and exhibits and the agreements and other documents referred to therein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                 SECTION 4.2 FEES AND EXPENSES. Except as otherwise provided in the last sentence of Section 3.2 hereof, all reasonable costs and expenses incurred by the parties hereto in connection with consummating such party's obligations hereunder or otherwise shall be paid by SpaceCom; provided, however, that upon the request of SpaceCom, LMC shall advise SpaceCom from time to time of the extent of the activities of LMC's outside advisors in connection with LMC satisfying its obligations under Section 2.2(b) hereof, and provided further, that LMC shall consider in good faith the reasonable requests of SpaceCom with respect to reducing the costs and expenses being incurred by LMC in connection therewith.

                 SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (EXCEPT IN THOSE CIRCUMSTANCES WHERE THE CORPORATE LAW OF THE COMPANY'S JURISDICTION OR ORGANIZATION REQUIRES THE APPLICATION OF THE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION WITH RESPECT TO A PARTICULAR MATTER).

                 SECTION 4.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i)      If to LMC or Loral, to:

                         Lockheed Martin Corporation
                         6801 Rockledge Drive
                         Bethesda, MD 20817
                         Telephone:  (301) 897-6125
                         Telecopy No.:  (301) 897-6333
                         Attention:  Frank H. Menaker, Jr., General Counsel

                   and to:

                         Skadden, Arps, Slate, Meagher
                            & Flom
                         919 Third Avenue
                         New York, New York 10022
                         Telephone:  (212) 735-3000
                         Telecopy No.:  (212) 735-2000
                         Attention:  Peter Allan Atkins, Esq.

                   and to:

                         O'Melveny & Myers
                         One Citicorp Center
                         153 E. 53rd Street
                         New York, New York 10022
                         Telephone:  (212) 326-2000
                         Telecopy No.:  (212) 326-2160
                         Attention:  Jeffrey J. Rosen, Esq.

        (ii)     If to SpaceCom, to:

                         Loral Space & Communications Ltd.
                         600 Third Avenue
                         New York, New York
                         Telephone:  (212) 697-1105
                         Telecopy No.:  (212) 602-9805
                         Attention:  Eric J. Zahler, General Counsel
                            with a copy to:

                                  Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 E. 53rd Street
                                  New York, New York 10022
                                  Telephone:  (212) 821-8000
                                  Telecopy No.:  (212) 821-81 11
                                  Attention:    Robert Hodes, Esq.
                                                Bruce R. Kraus, Esq.

                 SECTION 4.5 SUCCESSORS AND ASSIGNS; RECLASSIFICATIONS; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld), except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. In the event of any recapitalization or reclassification of any SpaceCom Securities, or any merger, consolidation or other transaction with like effect, the securities issued in replacement or exchange for such SpaceCom Securities shall be deemed SpaceCom Securities hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 SECTION 4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 SECTION 4.7 FURTHER ASSURANCES. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 SECTION 4.8 INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified in this Agreement, all references in this Agreement to "days" shall be deemed to be references to calendar days.

                 SECTION 4.9  SUMMARY PROCEEDING. No dispute arising with

respect to this Agreement where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds One Million Dollars ($1,000,000) (a "SUMMARY PROCEEDING"), shall be litigated except in the Superior Court of the State of Delaware (the "DELAWARE SUPERIOR COURT") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "SUMMARY PROCEEDING RULES"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, and
(iv) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute.

                 SECTION 4.10 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section 4.9 hereof.


                        --------------------------------

                 IN WITNESS WHEREOF, each of the parties has caused this Exchange Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.




                                        LORAL SPACE & COMMUNICATIONS
                                           LTD.


                                        By: /s/ Eric J. Zahler
                                            ----------------------------
                                            Name:     Eric J. Zahler
                                            Title:    Vice President &
                                                      General Counsel


                                        LOCKHEED MARTIN CORPORATION

                                        By: /s/ Frank H. Menaker, Jr.
                                            ----------------------------
                                            Name:     Frank H. Menaker, Jr.
                                            Title:    Vice President and
                                                      General Counsel


                                        LORAL CORPORATION

                                        By: /s/ Eric J. Zahler
                                            ----------------------------
                                            Name:     Eric J. Zahler
                                            Title:    Vice President &
                                                      General Counsel